EXHIBIT 24.1
POWER OF ATTORNEY
The undersigned members of the Board of Directors and Executive Officers of Enterprise Financial Services Corp, a Delaware corporation (the "Company") hereby appoint Keene S. Turner or James Lally as their Attorney-in-Fact for the purpose of signing the Company's Securities Exchange Commission Form 10-K (and any amendments thereto) for the year ended December 31, 2025.

Signature	Title	Date

/s/ Michael A. DeCola	Chairman of the Board of Directors	February 27, 2026
Michael A. DeCola

/s/ Lars C. Anderson	Director	February 27, 2026
Lars C. Anderson

/s/ Lyne B. Andrich	Director	February 27, 2026
Lyne B. Andrich

/s/ Michael E. Finn	Director	February 27, 2026
Michael E. Finn

/s/ Michael R. Holmes	Director	February 27, 2026
Michael R. Holmes

/s/ Nevada A. Kent, IV	Director	February 27, 2026
Nevada A. Kent, IV

/s/ Marcela Manjarrez	Director	February 27, 2026
Marcela Manjarrez

/s/ Stephen P. Marsh	Director	February 27, 2026
Stephen P. Marsh

/s/ Richard M. Sanborn	Director	February 27, 2026
Richard M. Sanborn

/s/ Sandra A. Van Trease	Director	February 27, 2026
Sandra A. Van Trease

/s/ Lina A. Young	Director	February 27, 2026
Lina A. Young